Exhibit 2.04

                          List and Agreement to Furnish
                     Omitted Schedules to Merger Agreement

 Company Disclosure Schedule
 Schedule 4.2(b)      Authority; No Conflicts
 Schedule 4.2(c)      Authority; No Conflicts
 Schedule 4.3         Capital Stock; Subsidiaries
 Schedule 4.5         Absence of Nondisclosed Liabilities
 Schedule 4.6         Absence of Certain Changes or Events
 Schedule 4.7(e)      Tax Matters
 Schedule 4.8         Assets
 Schedule 4.9         Securities Portfolio and Investments
 Schedule 4.10        Environmental Matters
 Schedule 4.11        Compliance with Laws
 Schedule 4.12        Labor Relations
 Schedule 4.13(c)     Employee Pension Benefit Plans
 Schedule 4.13(d)     Company Benefit Plans
 Schedule 4.13(h)     Retiree Health and Life Benefits
 Schedule 4.13(j)     Change in Control Provisions; Golden Parachute Payments
 Schedule 4.14        Material Contracts
 Schedule 4.19        State Takeover Laws
 Schedule 4.20        Charter Provisions
 Schedule 4.24        Commissions


 Buyer's Disclosure Schedules
 Schedule 5.3         Buyer's Stock; Subsidiaries
 Schedule 5.10        Environmental Matters
 Schedule 5.13(a)     Employee Pension Benefit Plans
 Schedule 5.13(d)     Determination Letter
 Schedule 5.14        Material Contracts


     The registrant hereby agrees to furnish supplementaUy a copy of any Omitted Schedules to the Securities and Exchange Commission upon request,